UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 23, 2000


                            CENTURY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                    0-16234                    52-1489098
(State or other juris-       (Commission File Number)       (IRS Employer Ident-
 diction of incorporation)                                    ification No.)



 1275 Pennsylvania Avenue, N.W.                   20004
 Washington, D.C.                              (Zip code)



       Registrant's telephone number, including area code: (202) 496-4100




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Item 5.  Other Events.

         On May 23, 2000, the Registrant issued a press release, a copy of which is included herewith as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:


Exhibit
Number   Identification of Exhibit

99.1     Press Release issued by Century Bancshares, Inc. dated May 23, 2000

99.2     Letter to Stockholders dated May 30, 2000



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            CENTURY BANCSHARES, INC.
                                  (Registrant)



                                 By:      JOSEPH S. BRACEWELL
                                          -------------------
                                          Joseph S. Bracewell
                                          President and Chief Executive Officer


Dated: May 30, 2000


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



                                INDEX TO EXHIBITS


Exhibit
Number    Identification of Exhibit

99.1      Press Release of Century Bancshares, Inc. dated May 23, 2000

99.2      Letter to Stockholders dated May 30, 2000





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                                                                   EXHIBIT 99.1

                                  NEWS RELEASE


RELEASE: Immediate                          FOR: CENTURY BANCSHARES, INC.

CONTACTS:     Media:   Joseph S. Bracewell, Chairman/CEO  202-496-4040

              Investor Relations:   Charles V. Joyce III,  SVP/CFO 202-496-4050


                            CENTURY BANCSHARES, INC.
                           TO ACQUIRE RESTON BRANCH OF
                         RESOURCE BANKSHARES CORPORATION

RESTON, Va., May 23, 2000 -- Resource Bankshares Corporation (Amex: RBV - news) and Century Bancshares, Inc. (Nasdaq: CTRY - news) announced today their agreement that Century will acquire certain assets and assume the deposits and certain other liabilities of Resource's branch office located at 1498 North Point Village Center in Reston, Virginia. The transaction, which is subject to regulatory approval, is expected to close in the third quarter of this year.

The terms of the agreement provide that Century will pay Resource $5 million for the deposit accounts, branch building and related assets. According to FDIC branch deposit data, the Reston branch had $58.8 million in total deposits as of June 30, 1999.

"We view this agreement as a `win-win' situation for both our banks as we pursue different strategies to build value for our shareholders," said Lawrence N. Smith and Joseph S. Bracewell, Chief Executive Officers of Resource Bankshares and Century Bancshares, respectively, in a joint statement announcing the agreement. Resource Bankshares Corporation, which had $329 million in assets as of March 31, 2000, is the parent holding company of Resource Bank, a Virginia chartered commercial bank headquartered in Virginia Beach, with offices in Hampton Roads, Richmond and Northern Virginia. Century Bancshares, Inc., which had $222 million in assets as of March 31, 2000, is the parent company of Century National Bank, a community bank with six branches serving professionals, small businesses, and non-profit organizations in the Washington, DC metropolitan area.

This press release  contains  forward looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Companies believe that the expectations reflected in such forward looking statements are based upon reasonable assumptions, they can give no assurance that their expectations will be achieved. Important factors that could cause actual results to differ materially from the Companies' expectations are disclosed in their respective Forms 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission and are incorporated by reference herein (Cautionary Disclosures). Subsequent written and oral forward looking statements attributable to the Companies or persons acting on their behalf are expressly qualified in their entirety by the Cautionary Disclosures.

                                                                  EXHIBIT 99.2


May 30, 2000



Dear Fellow Stockholders:

Enclosed is a copy of last week's announcement of Century's agreement to acquire the Reston branch of Resource Bank.

With over 18 million square feet of office space, Reston/Herndon is the fourth largest "sub-market" in the Washington MSA - behind the Central Business District, the East End, and Tysons Corner. Century already has offices in the top three sub-markets, so Reston will be an important addition to our commercial banking network. The Washington area is #1 in the nation in Internet services and #2 in the growth of technology companies. Northern Virginia is where most of that activity is happening, and Reston is really at the center of it all.

The FDIC reports branch deposit data on June 30 of each year. As of the latest report, there were 19 bank branches in Reston with total deposits of $689 million. Resource's branch at $58.8 million was the fourth largest in terms of deposits, with more than 3,000 accounts. The seven-year-old branch is an attractive freestanding building with an ATM and three drive-in windows.

The $5 million purchase price includes the appraised value of the branch building plus a 7.2% deposit premium. The amortization of the premium will increase non-interest expenses; however, once we are able to deploy the acquired deposits into loans, the branch acquisition should result in increased overall profitability. We have internally projected that the Reston acquisition will be dilutive to earnings per share in the first year and accretive in subsequent years. We also project a positive impact on other measures of enterprise value such as revenue per share, core deposits, and cash earnings per share.

Because the key to near-term profit growth from this acquisition is loan growth, I want to introduce three new officers who joined our lending team last month. Loren Geisler brings 15 years of experience to Century and was formerly the chief lending officer of another community bank here in Washington. Jim Lull, who will be our lead commercial lender in the Reston office, brings 14 years of banking experience including 6 years in the Northern Virginia market. Steve Moore, our senior lender in Prince William County, comes to Century with 25 years of experience and equips our recently acquired Dumfries branch with commercial lending capability for the first time. These officers join an already solid team of lending professionals that has grown Century's portfolio at the rate of 26% per year for the past two and a half years. We at Century are excited about the future and particularly the opportunity afforded by the Reston acquisition to continue our expansion program. As always, we appreciate the ongoing support and confidence of our stockholders.

Very truly yours,




Joseph S. Bracewell
Chairman of the Board




This  communication  contains  forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in its Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission, and are incorporated by reference herein (Cautionary Disclosures). Subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Disclosures.